SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 10, 2003

                                   ZONES, INC.
             (Exact name of Registrant as Specified in its Charter)


       WASHINGTON                      0-28488                  91-1431894
(State or other jurisdiction  (Commission File Number)     (I.R.S. Employer of
  or organization)                                             incorporation
                                                          Identification Number)






               707 South Grady Way, Renton, Washington 98055-3233
                  (Address of Principal Administrative Offices)

       Registrant's Telephone Number, Including Area Code: (425) 430-3000






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Item 5.  Other Events.

On June 10, 2003, Zones, Inc. (the "Company") signed a ten-year lease with Boeing Realty Corp. The lease is for approximately 105,000 square feet in Auburn, Washington and will be the Company's corporate headquarters.

The Company is also announcing that on June 13, 2003 it received confirmation from the Nasdaq Stock Market, Inc. that the closing bid price of the Company's common stock had been at $1.00 per share or greater for at least 10 consecutive trading days. Accordingly, Zones has regained compliance with Nasdaq's minimum bid price per share ($1.00) requirement for continued listing on the Nasdaq National Market.







                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               ZONES, INC.


Dated:  June 23, 2003                          /s/ RONALD P. MCFADDEN

                                               By: Ronald P. McFadden
                                              Its: Secretary and Chief Financial
                                                   Officer